Calculation of Filing Fee Tables
S-3
LIGAND PHARMACEUTICALS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.001 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees to be Paid	6	Equity	Common Stock, par value $0.001 per share	457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,810.00
Offering Note
[1]	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate number of units as may be sold by the registrant from time to time at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In reliance on and in accordance with Rules 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all registration fees other than the registration fee due in connection with the registration of up to $100,000,000 (which maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act) of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included herein (such shares, the "Sales Agreement Shares"). All other registration fees will be paid subsequently on a "pay as you go" basis.

[2]	(a) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate number of units as may be sold by the registrant from time to time at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In reliance on and in accordance with Rules 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all registration fees other than the registration fee due in connection with the registration of up to $100,000,000 (which maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act) of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included herein (such shares, the "Sales Agreement Shares"). All other registration fees will be paid subsequently on a "pay as you go" basis. (b) Pursuant to Rule 416 under the Securities Act, the Sales Agreement Shares being registered hereunder include such indeterminate number of shares of common stock that become issuable in respect of the Sales Agreement Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.

[3]	(a) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate number of units as may be sold by the registrant from time to time at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In reliance on and in accordance with Rules 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all registration fees other than the registration fee due in connection with the registration of up to $100,000,000 (which maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act) of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included herein (such shares, the "Sales Agreement Shares"). All other registration fees will be paid subsequently on a "pay as you go" basis. (b) Pursuant to Rule 416 under the Securities Act, the Sales Agreement Shares being registered hereunder include such indeterminate number of shares of common stock that become issuable in respect of the Sales Agreement Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.

[4]	(a) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate number of units as may be sold by the registrant from time to time at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In reliance on and in accordance with Rules 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all registration fees other than the registration fee due in connection with the registration of up to $100,000,000 (which maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act) of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included herein (such shares, the "Sales Agreement Shares"). All other registration fees will be paid subsequently on a "pay as you go" basis. (b) Pursuant to Rule 416 under the Securities Act, the Sales Agreement Shares being registered hereunder include such indeterminate number of shares of common stock that become issuable in respect of the Sales Agreement Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.

[5]	(a) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate number of units as may be sold by the registrant from time to time at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In reliance on and in accordance with Rules 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all registration fees other than the registration fee due in connection with the registration of up to $100,000,000 (which maximum aggregate offering price has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act) of shares of common stock that may be issued and sold from time to time under the sales agreement prospectus included herein (such shares, the "Sales Agreement Shares"). All other registration fees will be paid subsequently on a "pay as you go" basis. (b) Pursuant to Rule 416 under the Securities Act, the Sales Agreement Shares being registered hereunder include such indeterminate number of shares of common stock that become issuable in respect of the Sales Agreement Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.

[6]	Pursuant to Rule 416 under the Securities Act, the Sales Agreement Shares being registered hereunder include such indeterminate number of shares of common stock that become issuable in respect of the Sales Agreement Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A